Exhibit 99.1

Press Release

Release date: November 9, 2020

Uniti Group Inc. Reports Third Quarter 2020 Results

Announces Strategic OpCo-PropCo Transaction with Everstream

Settlement of Litigation with Windstream Effective

•	Revenues of $258.8 Million for the Third Quarter
•	Net Income of $0.04 Per Diluted Common Share for the Third Quarter
•	AFFO Per Diluted Common Share of $0.42 for the Third Quarter
•	Updates 2020 Outlook

LITTLE ROCK, Ark., November 9, 2020 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the third quarter 2020.

“Our fiber and leasing businesses continue to perform exceedingly well.  Install activity during the quarter at Uniti Fiber remained robust reflecting the strong demand we continue to see for our wireless and non-wireless service offerings.  At Uniti Leasing, we continue to drive additional lease up on our national fiber network.  This was reflected in the Everstream transaction we are announcing today, reinforcing the substantial value of our national network, including the fiber Uniti acquired the rights to in its settlement with Windstream,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “The demand for our fiber networks has never been higher as we continue to drive high margin, low churn, recurring revenue to provide mission critical services.”

QUARTERLY RESULTS

Consolidated revenues for the third quarter of 2020 were $258.8 million.  Net income and Adjusted EBITDA were $7.5 million and $198.6 million, respectively, for the same period.  Net income attributable to common shares was $7.0 million for the period and included a $22.9 million pre-tax gain on the sale to Macquarie Infrastructure Partners (“MIP”) of a controlling ownership interest in the entity that holds a portion of Uniti’s former Midwest fiber network, and $20.8 million of transaction related and other costs.  Adjusted Funds From Operations (“AFFO”) attributable to common shareholders was $92.5 million, or $0.42 per diluted common share.

Uniti Fiber contributed $76.4 million of revenues and $25.4 million of Adjusted EBITDA for the third quarter of 2020, achieving Adjusted EBITDA margins of approximately 33%.  Uniti Fiber’s net success-based capital expenditures during the quarter were $34.6 million, and maintenance capital expenditures were $1.6 million.

Uniti Leasing contributed revenues of $182.4 million and Adjusted EBITDA of $181.1 million for the third quarter.  During the quarter, Uniti Leasing deployed $30.5 million towards growth capital investment initiatives, including $29.1 million as part of our settlement agreement with Windstream.

WINDSTREAM EMERGES FROM BANKRUPTCY; SETTLEMENT OF LITIGATION EFFECTIVE

On September 21, 2020, Uniti announced the effectiveness of the previously announced settlement with Windstream Holdings Inc. and certain of its subsidiaries (collectively, “Windstream”).  The settlement occurred in connection with Windstream’s emergence from bankruptcy.  The effectiveness of the settlement resolves any and all claims and causes of action that have been or may be asserted in the future by Uniti and Windstream regarding the 2015 spinoff of Uniti and related sale leaseback transaction, including all litigation brought against Uniti by Windstream and certain of its creditors during Windstream’s bankruptcy proceedings.  The release from claims applies to any Windstream successor and is binding going forward, including in any future Windstream bankruptcy.

INVESTMENT TRANSACTIONS

Uniti announced today a strategic OpCo-PropCo transaction with Everstream Solutions LLC (“Everstream”), which is majority owned by AMP Capital, a global investment manager headquartered in Sydney, Australia.  As part of the transaction, Uniti will enter into two 20 year IRU lease agreements with Everstream on Uniti owned fiber that spans 8 states and covers over 10,000 route miles and 220,000 fiber strand miles.  Concurrently, Uniti has agreed to sell to Everstream a portion of Uniti Fiber’s Northeast operations and certain dark fiber IRU contracts acquired as part of the Windstream settlement, that on a combined basis, currently generate approximately $24 million of annual revenue.  Total cash consideration to Uniti, including upfront IRU payments, is approximately $135 million.  In addition to the upfront proceeds, Uniti will receive fees of approximately $3 million annually from Everstream over the initial 20 year term of the IRU lease agreements, subject to an annual escalator of 2%. The transaction is subject to regulatory and other customary closing conditions and is expected to close in the second quarter of 2021.

On July 1, 2020, Uniti completed the sale of a controlling ownership stake in the entity that holds certain former Uniti Midwest fiber network assets to MIP for total cash consideration of approximately $168 million.  Uniti retained an investment interest in the entity, and the fiber network will continue to be leased to MIP at a fixed cash yield of 8.5%.

LIQUIDITY AND FINANCING TRANSACTIONS

At quarter-end, the Company had approximately $484 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter end was 6.1x based on Net Debt to Annualized Adjusted EBITDA.

On November 5, 2020, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share, payable on January 4, 2021 to stockholders of record on December 15, 2020.

UPDATED FULL YEAR 2020 OUTLOOK

The Company is updating its 2020 outlook for (i) the revised impact from the effectiveness of our settlement agreement with Windstream, (ii) transaction related costs and other items reported in the third quarter of this year, and (iii) other business unit level revisions.  Our current outlook excludes future acquisitions, capital market transactions, and future transaction related and other costs not mentioned herein.  Actual results could differ materially from these forward-looking statements.

The Company’s consolidated outlook for 2020 is as follows (in millions):

	Full Year 2020
Revenue	$1,055	to	$1,063
Net loss attributable to common shareholders (1)	(639)	to	(630)
Adjusted EBITDA (2)	812	to	821
Interest expense, net (3)	497	to	497

Attributable to common shareholders:
FFO (2)	(485)	to	(476)
AFFO (2)	381	to	390

Weighted-average common shares outstanding – diluted	233	to	233
________________________

(1)Includes $650 million loss on settlement of Windstream litigation and $86 million of gain on sale of real estate.

(2)See “Non-GAAP Financial Measures” below.

(3)Includes capitalized interest, accretion of our Windstream settlement obligation, and amortization of deferred financing costs and debt discounts.  Amortization of deferred financing costs include approximately $75 million related to our term loan facility, of which $73 million was incurred at the time the term loan facility was fully repaid on February 10, 2020.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 4:15 PM Eastern Time (3:15 PM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID is 3536128.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the call will be available on the Company’s website or by telephone beginning today at approximately 8:00 PM Eastern Time. To access the telephone replay, which will be available for 14 days, please dial (855) 859-2056 and enter the conference ID number 3536128.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of September 30, 2020, Uniti owns 6.7 million fiber strand miles and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2020 financial outlook, our business strategies, growth prospects, industry trends, sales opportunities, impacts of the settlement with Windstream, and operating and financial performance.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of Windstream; changes in the accounting treatment of our settlement with Windstream; our ability to delever and achieve the ‘covenant reversion date’ under our secured notes due 2025, which would permit us to pay additional dividends to shareholders; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets (including to fund required payments pursuant to our settlement with Windstream); the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; our expectations regarding the effect of the COVID-19 pandemic on our results of operations and financial condition; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	September 30, 2020	December 31, 2019
Assets:
Property, plant and equipment, net	$3,287,300	$3,409,945
Cash and cash equivalents	195,570	142,813
Accounts receivable, net	61,320	77,623
Goodwill	690,672	690,672
Intangible assets, net	405,833	531,979
Straight-line revenue receivable	4,249	2,408
Other assets, net	126,419	161,560
Investment in unconsolidated entities	66,602	-
Total Assets	$4,837,965	$5,017,000

Liabilities and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities, net	$161,330	$227,121
Settlement payable	438,577	-
Intangible liabilities, net	176,000	-
Accrued interest payable	96,394	28,800
Deferred revenue	999,122	1,070,671
Derivative liability, net	25,829	23,679
Dividends payable	36,253	43,282
Deferred income taxes	15,924	24,431
Finance lease obligations	49,412	52,994
Contingent consideration	3,880	11,507
Notes and other debt, net	4,830,371	5,017,679
Total Liabilities	6,833,092	6,500,164

Commitments and contingencies

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 231,244 shares at September 30, 2020 and 192,142 shares at December 31, 2019	23	19
Additional paid-in capital	1,205,631	951,295
Accumulated other comprehensive loss	(23,155)	(23,442)
Distributions in excess of accumulated earnings	(3,248,089)	(2,494,740)
Total Uniti shareholders’ deficit	(2,065,590)	(1,566,868)
Noncontrolling interests – operating partnership units and non-voting convertible preferred stock	70,463	83,704
Total shareholders’ deficit	(1,995,127)	(1,483,164)
Total Liabilities and Shareholders’ Deficit	$4,837,965	$5,017,000

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Leasing	$182,370	$179,648	$552,042	$532,773
Fiber Infrastructure	76,395	77,979	232,942	236,139
Towers	-	3,273	6,112	11,499
Consumer CLEC	-	2,729	651	8,663
Total revenues	258,765	263,629	791,747	789,074

Costs and expenses:
Interest expense, net	102,791	104,655	388,427	286,842
Depreciation and amortization	79,880	101,166	250,970	307,571
General and administrative expense	26,659	25,267	81,686	75,921
Operating expense (exclusive of depreciation and amortization)	37,831	39,948	118,308	118,529
Settlement expense	-	-	650,000	-
Transaction related and other costs	20,816	15,179	55,344	28,883
Gain on sale of real estate	(22,908)	(205)	(86,726)	(28,995)
Other expense (income)	3,098	(859)	12,186	(32,091)
Total costs and expenses	248,167	285,151	1,470,195	756,660

Income (loss) before income taxes and equity in earnings (loss) from unconsolidated entities	10,598	(21,522)	(678,448)	32,414
Income tax expense (benefit)	2,801	(1,745)	(7,650)	10,152
Equity in (loss) earnings from unconsolidated entities	(342)	-	(342)	-
Net income (loss)	7,455	(19,777)	(671,140)	22,262
Net income (loss) attributable to noncontrolling interests	190	(357)	(11,808)	523
Net income (loss) attributable to shareholders	7,265	(19,420)	(659,332)	21,739
Participating securities’ share in earnings	(229)	(50)	(853)	(301)
Dividends declared on convertible preferred stock	(2)	-	(6)	(656)
Amortization of discount on convertible preferred stock	-	-	-	(993)
Net income (loss) attributable to common shareholders	$7,034	$(19,470)	$(660,191)	$19,789

Net income (loss) attributable to common shareholders – Basic	$7,034	$(19,470)	$(660,191)	$19,789
Impact of if-converted dilutive securities	-	-	-	-
Net income (loss) attributable to common shareholders – Diluted	$7,034	$(19,470)	$(660,191)	$19,789
Weighted average number of common shares outstanding:
Basic	198,054	191,940	194,278	185,746
Diluted	198,373	191,940	194,278	185,746

Earnings (loss) per common share:
Basic	$0.04	$(0.10)	$(3.40)	$0.11
Diluted	$0.04	$(0.10)	$(3.40)	$0.11

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flow from operating activities:
Net (loss) income	$(671,140)	$22,262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	250,970	307,571
Amortization of deferred financing costs and debt discount	27,703	30,045
Write off of deferred financing costs and debt discount	73,952	-
Interest rate swap termination	7,325	-
Deferred income taxes	(8,506)	(6,137)
Equity in (earnings) loss from unconsolidated entities	342	-
Distributions of cumulative earnings from unconsolidated entities	960	-
Loss on derivative instruments	(4,886)	-
Straight-line revenues	(1,036)	(1,450)
Stock based compensation	10,446	7,930
Change in fair value of contingent consideration	8,086	(28,530)
Gain on sale of real estate	(86,726)	(28,995)
Loss on sale of Uniti Fiber Midwest operations	-	2,242
Loss on asset disposals	1,483	5,206
Other	(300)	156
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	17,699	15,885
Other assets	4,331	4,560
Accounts payable, accrued expenses and other liabilities	43,535	56,551
Deferred revenue from prepaid rent – Bluebird/Uniti Fiber Midwest networks	-	174,500
Settlement payable	438,577	-
Net cash provided by operating activities	112,815	561,796

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	-	(4,211)
Bluebird asset acquisition	-	(318,990)
Proceeds from sale of Uniti Fiber Midwest operations	-	6,400
Proceeds from sale of real estate, net of cash	392,011	130,429
Windstream asset acquisition	(73,127)	-
Capital expenditures – other	(214,150)	(264,862)
Net cash provided by (used in) investing activities	104,734	(451,234)

Cash flows from financing activities:
Repayment of senior secured term loan B	(2,044,728)	-
Principal payment on debt	-	(15,810)
Dividends paid	(100,759)	(129,075)
Payments of contingent consideration	(15,713)	(32,253)
Distributions paid to noncontrolling interest	(1,802)	(2,873)
Borrowings under revolving credit facility	140,000	139,000
Payments under revolving credit facility	(585,019)	(203,981)
Finance lease payments	(2,890)	(3,179)
Payments for financing costs	(47,775)	(49,497)
Common stock issuance, net of costs	244,550	21,641
Proceeds from issuance of notes	2,250,000	345,000
Proceeds from sale of warrants	-	50,819
Payment for bond hedge option	-	(70,035)
Employee stock purchase program	306	847
Net share settlement	(962)	(1,832)
Net cash (used in) provided by financing activities	(164,792)	48,772
Effect of exchange rate changes on cash and cash equivalents	-	(43)
Net increase in cash and cash equivalents	52,757	159,291
Cash and cash equivalents at beginning of period	142,813	38,026
Cash and cash equivalents at end of period	$195,570	$197,317

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) attributable to common shareholders	$7,034	$(19,470)	$(660,191)	$19,789
Real estate depreciation and amortization	59,318	81,084	185,377	247,246
Gain on sale of real estate assets, net of tax	(22,501)	(205)	(86,319)	(24,420)
Participating securities’ share in earnings	229	50	853	301
Participating securities’ share in FFO	(331)	(306)	(937)	(875)
Adjustments for unconsolidated entities	366	-	366	-
Adjustments for noncontrolling interests	(598)	(1,472)	(1,700)	(4,506)
FFO attributable to common shareholders	43,517	59,681	(562,551)	237,535
Transaction related and other costs	20,816	15,179	55,344	28,883
Change in fair value of contingent consideration	1,946	(2,999)	8,086	(28,530)
Amortization of deferred financing costs and debt	9,037	12,386	27,703	30,045
Write off of deferred financing costs and debt discount	-	-	73,952	-
Stock based compensation	3,341	2,845	10,446	7,930
Non-real estate depreciation and amortization	20,562	20,082	65,593	60,325
Settlement expense	-	-	650,000	-
Straight-line revenues	(1,747)	(34)	(1,036)	(1,450)
Maintenance capital expenditures	(1,617)	(1,539)	(4,978)	(6,265)
Amortization of discount on convertible preferred stock	-	-	-	993
Cash taxes on tax basis cancellation of debt	-	-	-	4,590
Other, net	(3,461)	(6,177)	(25,271)	(21,826)
Adjustments for unconsolidated entities	921	-	921	-
Adjustments for noncontrolling interests	(775)	(708)	(15,114)	(1,443)
Adjusted FFO attributable to common shareholders	$92,540	$98,716	$283,095	$310,787

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders – Basic	$43,517	$59,681	$(562,551)	$237,535
Impact of if-converted dilutive securities	5,490	5,271	-	5,356
FFO Attributable to common shareholders – Diluted	$49,007	$64,952	$(562,551)	$242,891

AFFO Attributable to common shareholders – Basic	$92,540	$98,716	$283,095	$310,787
Impact of if-converted dilutive securities	3,450	3,450	10,350	3,565
AFFO Attributable to common shareholders – Diluted	$95,990	$102,166	$293,445	$314,352

Weighted average common shares used to calculate basic earnings (loss) per common share (1)	198,054	191,940	194,278	185,746
Impact of dilutive non-participating securities	319	-	319	-
Impact of if-converted dilutive securities	29,505	27,758	29,505	9,659
Weighted average common shares used to calculate diluted FFO and AFFO per common share (1)	227,878	219,698	224,102	195,405

Per diluted common share:
EPS	$0.04	$(0.10)	$(3.40)	$0.11
FFO	$0.22	$0.30	$(2.90)	$1.24
AFFO	$0.42	$0.47	$1.31	$1.61

(1)

For periods in which FFO or AFFO attributable to common shareholders is a loss, the weighted average common shares used to calculate diluted FFO or AFFO per common share is equal to the weighted average common shares used to calculate basic earnings (loss) per share.

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$7,455	$(19,777)	$(671,140)	$22,262
Depreciation and amortization	79,880	101,166	250,970	307,571
Interest expense, net	102,791	104,655	388,427	286,842
Income tax expense (benefit)	2,801	(1,745)	(7,650)	10,152
EBITDA	192,927	184,299	(39,393)	626,827
Stock based compensation	3,341	2,845	10,446	7,930
Transaction related and other costs	20,816	15,179	55,344	28,883
Settlement expense	-	-	650,000	-
Gain on sale of real estate	(22,908)	(205)	(86,726)	(28,995)
Adjustments for unconsolidated entities	1,287	-	1,287	-
Other (income) expense	3,098	540	12,186	(24,848)
Adjusted EBITDA	$198,561	$202,658	$603,144	$609,797

Adjusted EBITDA:
Leasing	$181,103	$178,095	$545,792	$528,727
Fiber Infrastructure	25,419	30,536	81,453	97,572
Towers	-	(417)	77	(134)
Consumer CLEC	(186)	465	(461)	1,676
Corporate	(7,775)	(6,021)	(23,717)	(18,044)
	$198,561	$202,658	$603,144	$609,797

Annualized Adjusted EBITDA (1)	$794,244

As of September 30, 2020:
Total Debt (2)	$5,034,412
Cash and cash equivalents	195,570
Net Debt	$4,838,842

Net Debt/Annualized Adjusted EBITDA	6.1x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $49.4 million of finance leases but excludes $154.6 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2020
Net loss attributable to common shareholders – Basic	$ (639) to $ (630)
Noncontrolling interest share in earnings	(11)
Participating securities’ share in earnings	1
Net loss (2)	(649) to (640)
Interest expense, net (3)	497
Depreciation and amortization	331
Income tax benefit	(12)
EBITDA (2)	167 to 176
Stock based compensation	14
Gain on sale of real estate (4)	(86)
Settlement expense (5)	650
Transaction related and other costs (6)	67
Adjusted EBITDA (2)	$ 812 to $ 821

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.
(3)

Includes approximately $75 million of amortization of deferred financing costs related to our term loan facility, of which $73 million was incurred at the time the term loan facility was fully repaid on February 10, 2020.

(4)	Represents pre-tax gain on the sale of U.S. Tower business and partial sale of Bluebird Propco.
(5)	Represents estimated fair value of settlement of Windstream litigation.
(6)	Future transaction related and other costs are not included in our current outlook.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2020
Net loss attributable to common shareholders – Basic	$ (3.14) to $ (3.10)
Real estate depreciation and amortization	1.19
Gain on sale of real estate, net of tax (2)	(0.42)
Participating securities share in earnings	-
Participating securities share in FFO	-
Adjustments for noncontrolling interests	(0.01)
FFO attributable to common shareholders – Basic (3)	$ (2.38) to $ (2.34)
Impact of if-converted securities	-
FFO attributable to common shareholders – Diluted (3)	$ (2.38) to $ (2.34)

FFO attributable to common shareholders – Basic (3)	$ (2.38) to $ (2.34)
Transaction related and other costs (4)	0.27
Change in fair value of contingent consideration	0.04
Amortization of deferred financing costs and debt discount (5) (6)	0.55
Accretion of settlement payable (7)	0.02
Stock based compensation	0.07
Non-real estate depreciation and amortization	0.43
Settlement expense (8)	3.19
Straight-line revenues	(0.03)
Maintenance capital expenditures	(0.04)
Other, net	(0.17)
Adjustments for noncontrolling interests	(0.08)
AFFO attributable to common shareholders – Basic (3)	$ 1.87 to $ 1.92
Impact of if-converted securities	(0.18)
AFFO attributable to common shareholders – Diluted (3)	$ 1.69 to $ 1.73

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	Represents after-tax gain on the sale of U.S. Tower assets, and partial sale of Bluebird Propco.
(3)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(4)	Future transaction related and other costs are not included in our current outlook.
(5)

Includes approximately $75 million of amortization of deferred financing costs related to our term loan facility, of which $73 million was incurred at the time the term loan facility was fully repaid on February 10, 2020.

(6)	Includes the deferred recognition of swap termination fees related to our February 2020 paydown of our variable rate Term Loan B commitments, which had been swapped to fixed rate.
(7)

Represents the accretion of the Windstream settlement payable to its stated value.  At the effective date of the settlement, we recorded the payable on the balance sheet at its initial fair value, which will be accreted based on an effective interest rate of 4.7% and reduced by the scheduled quarterly payments.

(8)	Represents estimated fair value of settlement of Windstream litigation.

________________________

Components of Interest Expense (1)

(In millions)

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	Includes approximately $75 million related to our term loan facility, of which $73 million was incurred at the time the term loan facility was fully repaid on February 10, 2020.
(3)	Represents recognition of deferred of swap termination expense.
(4)	The components of interest expense may not add to the total due to rounding.

Year Ended December 31, 2020
Interest expense on debt obligations	$ 378
Capitalized interest	(5)
Accretion of Windstream settlement payable	5
Amortization of deferred financing cost and debt discounts(2)	109
Swap termination(3)	10
Interest expense, net (4)	$ 497

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NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy (including the costs of our settlement with Windstream), costs associated with litigation claims made against us, and costs associated with the implementation of our new enterprise resource planning system, collectively “Transaction Related and Other Costs”, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items. Adjusted EBITDA includes adjustments to reflect the Company’s share of Adjusted EBITDA from unconsolidated entities.  We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges, and includes adjustments to reflect the Company’s share of FFO from unconsolidated entities. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) transaction related and other costs; (ii) Windstream bankruptcy and litigation related expenses, including litigation settlement expenses and accretion on our settlement obligation as these items are not reflective of ongoing operating performance; (iii) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (iv) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, including costs associated with the termination of related hedging activities, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. AFFO includes adjustments to reflect the Company’s share of AFFO from unconsolidated entities. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Bill DiTullio, 501-850-0872

Vice President, Finance and Investor Relations

bill.ditullio@uniti.com